LETTER AMENDMENT NO. 2

                 May 9, 1995

The Prudential Insurance Company
  of America
Pruco Life Insurance Company
100 Mulberry Street
Newark, NJ 07102

Ladies and Gentlemen:

     We refer to the Amended and Restated Note Agreement between Giant Industries Arizona, Inc., an Arizona corporation (the "Company"), Giant Industries, Inc., a Delaware corporation (the "Guarantor"), The Prudential Insurance Company of America ("Prudential") and Pruco Life Insurance Company ("Pruco"), dated as of September 30, 1993, as amended (the "Agreement"), pursuant to which the Company issued and sold, and Prudential and Pruco purchased, the Company's 10.91% Notes due March 31, 1999. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

     The Company desires the ability to invest in money market mutual funds that invest in government obligations. The Company has requested that you amend paragraph 5C(3) of the Agreement to permit the Company to invest in such funds.

     Pursuant to the request of the Company, and to amend the terms of the Agreement, the undersigned hereby agrees with you as follows:

     Paragraph 5C(3). Loans, Advances and Investments. Paragraph 5C(3) of the Agreement is amended by amending clause (vi) in its entirety to read as follows:

          "(vi) the Guarantor or any Subsidiary of the Guarantor may own, purchase or acquire investments in (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) direct obligations of any state in the Untied States of America or any municipality thereof, in each case maturing not more than one year from the date of acquisition or which the holder thereof may require the issuer thereof to repurchase within one year and being rated AA- or better by Standard and Poor's Corporation ("S&P") or Aa3 or better by Moody's Investors Service, Inc. ("Moody's"); (c) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital surplus and undivided profits of at least $300,000,000 and having a senior unsecured debt rating of AA- or better from S&P or Aa3 or better from Moody's, maturing not more than one year from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 or better by S&P or Moody's, respectively, maturing not more than 270 days from the date of acquisition thereof; (e) repurchase agreements with a term not in excess of 7 days with any Person relating to any obligations of the type described in the foregoing clauses; (f) adjustable rate preferred stock issued by a corporation organized under the laws of a state of the United States of America which is rated AA- or better by S&P and Aa3 or better by Moody's; and
     (g) money market mutual funds that invest only in obligations described in clause (a) or (b) of this clause
     (vi),"

     On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. The effectiveness of this letter amendment is conditioned upon the accuracy of the factual matters described above and the delivery of a Guaranty of Giant Mid-Continent, Inc., an Arizona corporation.

     This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this letter amendment to Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, AZ 85255, Attention: Gary
L. Nielsen, Vice President & Treasurer. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by us and you.

                            Very truly yours,

                            GIANT INDUSTRIES ARIZONA, INC.

                            By: /s/ GARY L. NIELSEN
                               --------------------------------
                               Title: Vice President
                               --------------------------------

                            GIANT INDUSTRIES, INC., as Guarantor

                            By: /s/ GARY L. NIELSEN
                               --------------------------------
                               Title: Vice President
                               --------------------------------
Agreed and accepted as of
the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ TOM DONAHUE
  ___________________________________
  Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ TOM DONAHUE
  ___________________________________
  Vice President

                   CONSENT

     Each of the undersigned is a Guarantor under a Guaranty dated as of November 11, 1993 (each being a "Guaranty") in favor of The Prudential Insurance Company of America and Pruco Life Insurance Company who are parties to the Agreement referred to in the foregoing letter amendment. Each of the undersigned hereby consents to said letter amendment and hereby confirms and agrees that its Guaranty is and shall continue to be in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said letter amendment, all references in the Guaranty to the Agreement, "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by said letter amendment.

                    GIANT FOUR CORNERS, INC.
                    CINIZA PRODUCTION COMPANY
                    GIANT EXPLORATION & PRODUCTION
                    COMPANY
                    GIANT STOP-N-GO OF NEW MEXICO, INC.


                    By: /s/ GARY L. NIELSEN
                       --------------------------------
                       Vice President